EXHIBIT 10.44
FIRST AMENDMENT TO
LIMITED LIABILITY COMPANY AGREEMENT OF
IRWIN VENTURES LLC
     This First Amendment (the “Amendment”) is made this 18th day of November, 2005, with the intent that it have effect from and after January 1, 2005, to the Limited Liability Company Agreement, dated as of January 1, 2001 (the “Agreement”), of Irwin Ventures LLC (the “Company”), by and among Irwin Financial Corporation, an Indiana corporation, as the Class A Member and Class C Member of the Company (“IFC”), Irwin Ventures Co-Investment Fund LLC, a Delaware limited liability company, as a Class a Member of the Company (the “Executive Co-Investment Fund”), and David Meyercord, Thomas Washburn and William Miller as Class C Members of the Company. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
     WHEREAS, Section 14.1 of the Agreement provides that the Management Committee may propose amendments to the Agreement and such amendments may be made with the written consent of the Class A Member; provided, however, that no such amendments may modify the allocation or timing of distributions of cash or Company Profits and Losses, without the consent of the Member so affected;
     WHEREAS, Section 4.2 of the Agreement sets forth the priority and amounts in which the Company shall make distributions, if any, of Distributable Operating Cash and Distributable Liquidity Event Cash, to the Members and Section 5.1 of the Agreement sets forth the priority and amounts in which Portfolio Investment Profit and Portfolio Investment Loss shall be allocated among the Members;
     WHEREAS, the Management Committee desires that the Agreement be amended to provide that (A) with respect to Portfolio Investments made by the Company after January 1, 2005, (i) no carried interest shall be associated with any such investments, (ii) all profits and losses associated with such investments shall be for the account of IFC, (iii) all distributions of Distributable Operating Cash and Distributable Liquidity Event Cash attributable to such investments shall be distributed as provided herein, and (iv) all allocations of Portfolio Investment Profit and Portfolio Investment Loss attributable to such investments shall be allocated as provided herein, and (B) no Allocable Expenses shall be allocated to Portfolio Investments made after January 1, 2005; and
     WHEREAS, the Class A Member, Class B Member and Class C Members agree with the Management Committee’s recommendations for amendments to the Agreement as set forth above and desire to amend the Agreement as provided herein.
     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendments to Agreement.
     a. Section 4.2.1 of the Agreement is hereby amended by adding the following paragraph to the end of Section 4.2.1 of the Agreement:
Notwithstanding any other provision of this Agreement, the Class C Members shall not be entitled to any distribution of Distributable Operating Cash attributable to New Investments (as defined below). Distributable Operating Cash attributable to Follow-On Investments made after January 1, 2005 shall be allocated in accordance with Section 4.2.1. However, in the event the Company makes a distribution of Distributable Operating Cash attributable to New Investments, the Company shall distribute such Distributable Operating Cash in accordance with Section 4.2.1 except that after making the distributions provided by Sections 4.2.1(a) through (c), the remaining Distributable Operating Cash shall be distributed one hundred percent (100%) to the Class A Member and Section 4.2.1(d) shall not apply to distributions of Distributable Operating Cash attributable to New Investments.
     b. Section 4.2.2 of the Agreement is hereby amended by adding the following paragraph to the end of Section 4.2.2 of the Agreement:
Notwithstanding any other provision of this Agreement, the Class C Members shall not be entitled to any distribution of Distributable Liquidity Event Cash attributable to New Investments. Distributable Liquidity Event Cash attributable to Follow-On Investments made after January 1, 2005 shall be allocated in accordance with Section 4.2.2. However, in the event the Company makes a distribution of Distributable Liquidity Event Cash attributable to New Investments, the Company shall distribute such Distributable Liquidity Event Cash in accordance with this Section 4.2.2 except that after making the distributions provided by Sections 4.2.1(a) and (b), the remaining Distributable Liquidity Event Cash shall be distributed one hundred percent (100%) to the Class A Member and Section 4.2.2(c) shall not apply to distributions of Distributable Liquidity Event Cash attributable to New Investments.
     c. Section 5.1 of the Agreement is hereby amended by adding the following new Section 5.1.3 to Section 5.1 of the Agreement:
5.1.3 Notwithstanding any other provision of this Agreement, the Class C Members shall not be entitled to any allocation of Portfolio Investment Profit or Portfolio Investment Loss attributable to New Investments. Portfolio Investment Profit and Portfolio Investment Loss attributable to Follow-On Investments made after January 1, 2005 shall be allocated in accordance with Section 5.1.1 and Section 5.1.2, as applicable. However, Portfolio Investment Profit attributable to New Investments shall be allocated to the Members in accordance with Section 5.1.1 except that after making the allocations provided by Sections 5.1.1(a) through (d), the remaining Portfolio Investment Profit shall be allocated one hundred percent (100%) to the Class A Member. Portfolio Investment Loss attributable to New Investments shall be allocated one hundred percent (100%) of to the Class A Member.
     d. Addendum I to the Agreement (Definitions) is hereby amended by adding the following as terms defined therein:
“New Investment” means any Portfolio Investment (other than a Follow-On Investment) made by the Company after January 1, 2005.
“Follow-On Investment” means a follow-on investment made by the Company on or after January 1, 2005 in a Portfolio Company in which the Company was invested both on January 1, 2005 and immediately prior to consummation of the follow-on investment.
2. Effectiveness. The amendments set forth in Section 1 of this Amendment are intended to be effective as of January 1, 2005 to the fullest extent permitted by law. Except as expressly amended hereby, the provisions of the Agreement are and shall remain in full force and effect.
3. Governing Law. This Amendment shall be governed by the laws of the State of Delaware
[signature page follows]

     IN WITNESS WHEREOF, the Company and the undersigned Members have executed this First Amendment to Limited Liability Company Agreement of Irwin Ventures LLC as of the day and year first above written.

IRWIN VENTURES LLC
By:
	Name:	David S. Meyercord
	Title:	Senior Vice President, Investments

Class A Member: IRWIN FINANCIAL CORPORATION

By:
	Name:	Thomas D. Washburn
	Title:	Executive Vice President

Class B Member: IRWIN VENTURES CO-INVESTMENT FUND LLC

By:
	Name:	David S. Meyercord
	Title:	President, Investment Committee

Class C Members: IRWIN FINANCIAL CORPORATION

By:
	Name:	Thomas D. Washburn
	Title:	Executive Vice President

David S. Meyercord

William I. Miller

Thomas D. Washburn

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